UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2022

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Board of Directors of Butler National Corporation, a Kansas corporation (the “Company”), appointed Joe Aric Peters (hereafter “Aric Peters” or “Mr. Peters”) as a Class II director of the Company for a term expiring at the 2023 annual meeting of stockholders. The Board of Directors determined that Mr. Peters does not qualify as an independent director under applicable NASDAQ definitions and Mr. Peters was not appointed to any committee of the Company. Mr. Peters serves as the Company’s Director of Sales and has an employment contract with the Company, which is summarized below.  Mr. Peters has been employed by the Company for 23 years. The Company’s employment agreement with Mr. Peters (“Employment Agreement”) commenced on January 1, 2020 and has an initial term through December 31, 2024. Unless the Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the expiration of its initial term for successive three (3) year periods. The Employment Agreement may be terminated earlier: (i) by Mr. Peters with or without Good Reason (as defined in the Employment Agreement), (ii) by the Company with or without Cause (as defined in the Employment Agreement), (iii) as a result of Mr. Peters’s death, permanent disability or incapacity or (iv) by mutual agreement between Mr. Peters and the Company. Under the Employment Agreement, Mr. Peters is entitled to receive the following compensation and benefits in connection with his services:

- an annual base salary of $273,478. The base salary increases by five percent (5%) on January 1 of each year for the initial term and any extension term and for calendar year 2022 is currently $296,067 (“Base Salary”);
- eligibility to receive a discretionary annual bonus for certain long-term employees, provided that the Company is profitable;
- eligibility to participate in the Company’s Management Incentive Bonus Plan; and
- participation in all employee benefit programs.

The Employment Agreement entitles Mr. Peters to his respective Base Salary through the date of termination for (i) a termination for Cause, (ii) termination by Mr. Peters for a reason other than for Good Reason or (iii) at the expiration of the term in which notice of termination of employment was properly given by either Mr. Peters or the Company. The Employment Agreement also provides for severance benefits in the event that Mr. Peters is terminated: (i) by the Company without Cause (other than by reason of death or disability) or by Mr. Peters for Good Reason prior to a Change in Control (as defined in the Employment Agreement) (each a “Pre-Change in Control Termination”); or (ii) by the Company without Cause (other than by reason of death or disability) or by Mr. Peters for Good Reason within eighteen (18) months following a Change in Control (each a “Post-Change in Control Termination”), subject to Mr. Peters’s execution of the Release Conditions (as defined in the Employment Agreement).

In the event of a Pre-Change in Control Termination, Mr. Peters will be entitled to receive the following compensation and benefits:

- All previously earned and accrued but unpaid Base Salary up to the date of the termination;
- A severance payment in an amount equal to the Base Salary paid for the balance of the initial term or extension term, whichever is later;
- A lump sum payment equal to three (3) times the mean of payments under any short-term incentive, commission or annual bonus plan maintained by the Company during each of the three (3) calendar years prior to the year in which such termination occurs;
- For the twelve (12) month period following the termination or such shorter period of time that Mr. Peters or any of his dependents is eligible for and elects COBRA continuation coverage; and
- The annual bonus that is paid to certain long-term employees, provided the Company is profitable.

In the event of a Post-Change in Control Termination, Mr. Peters will be entitled to receive the same compensation and benefits set forth above, except instead of a severance payment in an amount equal to the Base Salary paid for the balance of the initial term or extension term (whichever is later), the severance payment will be in an amount equal to thirty-six (36) months of Base Salary.

In the event of a termination due to the death or disability, Mr. Peters will be entitled to receive all previously earned and accrued but unpaid Base Salary up to such date. In the event Mr. Peters is unable to perform his duties for a period exceeding thirty (30) days on account of sickness or injury, Mr. Peters will continue to receive his Base Salary and benefits for a period of twelve (12) months less any amounts received pursuant to any disability insurance. Thereafter, Mr. Peters will receive no further salary or other payments until he resumes his duties.

The Employment Agreement also includes customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The foregoing summary is qualified in its entirety by reference to the complete copy of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Mr. Peters’s total compensation for the fiscal year ended April 30, 2022 was $711,000 and his total compensation for the fiscal year ended April 30, 2021 was $788,000.

Mr. Peters will not earn additional compensation for his service on the Company’s Board of Directors.

Other than the arrangements summarized above, there are no arrangements or understandings between Mr. Peters and any other person pursuant to which he was elected as a director.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1	Employment Agreement between Butler National Corporation and Joe Aric Peters dated February 4, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 22, 2022 Date	/S/ Tad M. McMahon Tad M. McMahon (Chief Financial Officer)